EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-110373 of Caneum, Inc. (formerly, SaiphT Corporation) on Form S-2/A-2 of our report dated March 17, 2004, appearing in the Annual Report on Form 10-KSB of Caneum, Inc. (formerly, SaiphT Corporation) for the year ended December 31, 2003.

/s/ HASKELL & WHITE LLP

HASKELL & WHITE LLP

Irvine, California
March 29, 2004